UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549


                        Current Report On

                            FORM 8-K


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):

                          JUNE 4, 2001



                         ---------------



 Commission    Registrant; State of Incorporation     IRS Employer
 File Number     Address; and Telephone Number     Identification No.
 -----------   ----------------------------------  ------------------

  001-01245      WISCONSIN ELECTRIC POWER COMPANY      39-0476280
                   (A Wisconsin Corporation)
                   231 West Michigan Street
                   P.O. Box 2046
                   Milwaukee, WI 53201
                   (414) 221-2345





                                                         FORM 8-K

                WISCONSIN ELECTRIC POWER COMPANY
                --------------------------------

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

              UTILITY RATES AND REGULATORY MATTERS

On June 4, 2001, the Wisconsin Industrial Energy Group and the Citizens Utility Board petitioned the Dane County Circuit Court for review of decisions of the Public Service Commission of Wisconsin ("PSCW"), authorizing Wisconsin Electric Power Company to add a surcharge to its electric rates to recover its expected 2001 fuel costs. The first decision was issued on February 8, 2001 and authorized an interim surcharge of $37.8 million on an annual basis subject to refund pending issuance of a final order. The final decision, issued on May 3, 2001, authorized a fuel surcharge of $58.7 million on an annual basis to replace the interim surcharge subject to refund if the revenues collected are in excess of the fuel costs actually incurred or if they generate excess earnings.

The petitioners allege that the PSCW made various material errors of law and procedure as a result of which the Court should set aside both the interim and final orders and remand the case to the PSCW. Wisconsin Electric intends to vigorously defend the PSCW's orders and believes the Court will affirm the PSCW's actions.

FORWARD-LOOKING STATEMENTS:   Some matters discussed above are
forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: unfavorable rulings by the Court in the matter described above; subsequent relief ordered by the PSCW should the Court remand the case back to the PSCW; and the other cautionary factors described in the Management's Discussion and Analysis of Financial Condition and Results of Operations in Wisconsin Electric Power Company's Form 10-Q for the quarter ended
March 31, 2001; and other factors described from time to time in Wisconsin Electric's reports to the Securities and Exchange Commission.





                                                         FORM 8-K


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              WISCONSIN ELECTRIC POWER COMPANY
                                        (Registrant)

                             /s/ STEPHEN P. DICKSON
                             -----------------------------------
Date: June 7, 2001           Stephen P. Dickson - Controller and
                               Principal Accounting Officer